NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY COMMON STOCK BEGINS TRADING ON OTCQX MARKET

LAFAYETTE, LA - May 7, 2018 - PetroQuest Energy, Inc. (the “Company”) (OTCQX: PQUE) announced today that shares of the Company’s common stock began trading on the OTCQX market on Monday, May 7, 2018 under the symbol PQUE.

On May 4, 2018, the New York Stock Exchange (the “NYSE”) issued a press release announcing that the staff of NYSE Regulation had determined to suspend trading in the Company’s common stock immediately and commence proceedings to delist the Company’s common stock from the NYSE. NYSE Regulation reached its decision to delist the Company’s common stock pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000.

The Company has a right to a review of the NYSE Regulation staff’s determination by a Committee of the Board of Directors of the NYSE, and the NYSE will apply to the Securities and Exchange Commission to delist the Company’s common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision. The Company is presently considering what actions, if any, it may take in response to the decision.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana. PetroQuest’s common stock trades on the OTCQX market under the symbol PQUE.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources to fund our exploration and development activities and service our indebtedness, including availability under our multi-draw term loan facility; our ability to raise additional capital to fund cash requirements for future operations and to service our indebtedness; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our receipt of a cash refund with respect to our offshore bonds and the timing and amount of the same; our responsibility for offshore decommissioning liabilities for offshore interests we no longer own; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test writedowns resulting, and that could result in the future, from lower oil and natural gas prices; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our multidraw term loan facility and restrictive debt covenants; approximately 46% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our common stock price; and the limited trading market for our common stock. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.